EXHIBIT 99.1

Stronger. Safer. Infrastructure.®

Aegion Corporation Announces New Stock Repurchase Program

SAINT LOUIS, MO., December 10, 2018 – On December 6, 2018, Aegion Corporation's ("Aegion" or the "Company") (Nasdaq Global Select Market: AEGN) Board of Directors authorized a program to repurchase up to two million shares of the Company's common stock in open market transactions. The Board of Directors' authorization does not have a fixed expiration date. The Company is currently executing a repurchase program that will expire on December 31, 2018.

Beginning January 2, 2019, Aegion will effect the new repurchase program through one or more trading plans established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 permits Aegion's designated broker to continue to purchase shares on Aegion's behalf even during periods when Aegion is in possession of undisclosed earnings or other material, non-public information about the Company pursuant to pre-arranged parameters instituted during an open window period. Share repurchases can be made on the open market or otherwise. The new repurchase program will expire upon the repurchase of two million shares of the Company's stock.

The new stock repurchase program will be effected in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, which includes certain restrictions including one with respect to the number of shares that may be purchased in a single day (subject to certain exceptions for block purchases) based on the average daily trading volume of the Company's shares on the Nasdaq Global Select Market during the four calendar weeks preceding the week in which a purchase is to be effected.

As required under the federal securities laws, Aegion will report in each of its quarterly reports and in its annual report repurchases of shares by month for the most recently completed quarter, including the average prices paid and the approximate dollar value of the shares yet to be purchased under the program.

About Aegion (NASDAQ:AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding transformational solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.®

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend", "may," "will" and similar expressions are intended

to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

(AEGN-GEN)

For more information, contact:

Katie Cason
Vice President, Financial Planning & Analysis and Investor Relations
636-530-8000